September 18, 2019

CONFIDENTIAL

Fortem Resources Inc.
Attn: Michael Caetano
[redacted]

Dear Michael,

[redacted] is pleased to submit this non-binding preliminary indication of interest ("***Indication of Interest***") for a farm-in on non-producing oil and gas assets referenced in Exhibit A of this Indication of Interest and located in Grand County, Utah ("***Assets***").

1. Transaction Summary

Transaction Structure:	• Wellbore Joint Venture between [redacted] or its affiliate and Rolling Rock LLC, a subsidiary of Fortem Resources Inc. (the "***Parties***")
Capital Commitment:	• Up to $15,000,000 in up to ten tranches and subject to the terms detailed below
Farmor:	• [redacted] or its affiliate [redacted]
Farmee:	• Rolling Rock LLC ("***RR***"), a subsidiary of Fortem Resources Inc. ("***Fortem***")
Operator:	• [redacted] a subsidiary of [redacted] in collaboration with Fortem and RR
Obligation Tranche:	• Within 90 days from the execution of definitive documents, [redacted] will commence re-entering and test the behind pipe potential of the three wells listed as the Obligation Tranche Wells in Exhibit A • At [redacted]'s sole discretion but in consultation with Fortem and RR, the operations will include but not be limited to the first commercial zone encountered.

Subsequent Tranches:	• At [redacted]'s sole option, within 90 days of the initial production date of the last well in the Obligation Tranche, [redacted] will form an additional three-well tranche (a "***Subsequent Tranche***") to test for behind pipe potential from the Subsequent Tranches Wells listed in Exhibit A • Once a Subsequent Tranche is formed, [redacted] will have 45 days to complete operations on the wells in said tranche • At [redacted]'s sole option, within 90 days of the initial production date of the last well in each preceding tranche, [redacted] will form an additional Subsequent Tranche (up to a maximum of ten total tranches including the Obligation Tranche and all Subsequent Tranches may be formed) to test for behind pipe potential of the wells in said tranche. For the avoidance of doubt, if [redacted] exercises its option on all 10 tranches, a maximum of 30 Joint Venture wells will have been brought on production or determined to be non-commercial in the target zone • Failure to timely exercise a Subsequent Tranche precludes [redacted] from forming and participating in further Subsequent Tranches. • The Parties agree that the months of December, January, February and March will be excluded from any deadline contemplated by the Obligation Tranche or any Subsequent Tranche • At the earlier of the completion of the 30 well program or [redacted]'s election not to form any Subsequent Tranche, the Joint Venture will use good faith efforts to agree on a development plan for the remaining potential of the wells previously reworked if such potential is determined to exist by mutual agreement of the Parties
Cost Structure:	• [redacted] will fund 100% of the cost of the proposed operations and collect cash flows subject to the Carry Structure outlined below
Carry Structure:	• Fortem and RR will be entitled to a 20% interest in the distributions of the project following a return of capital to [redacted] • Fortem and RR will be entitled to a 25% interest in the distributions of the project

	following a return of 2.0x[redacted]'s investment in the projectThe Carry Structure will be calculated on a tranche basis for the Obligation Tranche and on a well-by-well basis for any Subsequent Tranche.
Ownership Structure:	• Upon the execution of definitive documents for the Obligation Tranche and upon affirmative election by [redacted] to proceed with any Subsequent Tranche, Fortem and RR will convey to [redacted] a wellbore interest and operating rights in the wells that are included in the corresponding tranche
Subsequent Operations:	• Costs for operations and revenues from operations related to the wellbores subsequent to the initial re-entry, including plugging and abandonment costs, will be borne in proportion to the economic split within the Carry Structure at the time of commencement of the operation
Midstream:	• The Joint Venture will be governed by the pre-existing midstream agreements provided to [redacted] as of the date of this Indication of Interest • The Joint Venture will bear its proportionate share of the lease operating and midstream expenses related to testing and producing hydrocarbon bearing intervals in all wells in the Obligation Tranche and each Subsequent Tranche. No additional midstream fees will be charged by Fortem, RR, any related party, or affiliate of Fortem or RR to [redacted] that are in excess of or including a margin on top of the necessary operating expenses incurred to gather, compress, process, dehydrate, treat, and/or transport gas to sale. • The Joint Venture's and all produced gas originating from [redacted], Fortem, and RR Assets will have primary service that takes precedence over any 3rd party gas gathered by the Fortem and RR midstream system
Expenses:	• Each party will bear its own expenses related to the transaction
Other Terms:	• The definitive transaction agreements, including but not limited to a Farmout Agreement, will include such other terms, conditions, representations and warranties

	as are customary for transactions of this type

2. Except as contemplated for title and environmental due diligence in the Farmout Agreement, we anticipate conducting any confirmatory due diligence prior to the execution of definitive documents. This will include a review of all disclosure schedules and contracts, matters, proceedings, conditions and other matters disclosed or identified thereon. Subject to our team obtaining access to such schedules, records and personnel, we believe that we can conclude our pre-execution business, legal and accounting due diligence within two weeks of the execution of this Indication of Interest by Fortem.

3. [redacted] was formed in 2016 to pursue middle market acquisition and development opportunities in the North American upstream energy space by combining best-in-class investing and operating expertise. We are positioned to move expeditiously toward the consummation of a transaction.

4. This Indication of Interest shall not constitute any offer on the part of [redacted] or any of its affiliates. Except as provided in this paragraph 4, this Indication of Interest does not create any obligation or commitment on the part of Fortem, [redacted] or any of their respective affiliates. A binding commitment with respect to a proposed transaction will arise only at such time as both parties mutually execute and deliver definitive documents. Subject to applicable laws and rules of stock exchanges, this Indication of Interest is confidential and any disclosure of this Indication of Interest, its existence or the terms set forth herein shall not, without the advance written approval of [redacted] be disclosed to any person or entity other than the Fortem's partners, members, financing sources, managers, directors, officers, advisors or representatives who have a need to know and who are advised of the confidential nature of this Indication of Interest. This Indication of Interest shall be governed by, and construed in accordance with the laws of the State of Texas, without regard to the principles of conflict of laws thereof that would mandate the application of the laws of another jurisdiction.

We are confident in our ability to act on an expedited basis and look forward to speaking with you soon.

Contact Information:

[redacted]

Very truly yours,

[redacted]

Signature Page to the Indication of Interest

[redacted]

ACCEPTED, ACKNOWLEDGED AND AGREED, as to the binding provisions set forth in paragraph 4 above

FORTEM RESOURCES INC.

By: MICHAEL CAETANO
Title: COO
Date: SEPT 19/19

Exhibit "A"

Attached to and made a part of that certain Indication of Interest dated September 18, 2019, by and between [redacted] and Fortem Resources, Inc.

Obligation Tranche Wells

API	Well Name
43019308850000	FEDERAL 13-4
43019303550000	FEDERAL 23-1
43019305880000	FEDERAL 23-3

Subsequent Tranches Wells

API	Well Name
43019151000000	CPSKY PHLPS FEE 8-1
43019303480000	FEDERAL 13-1
43019304870000	FEDERAL 14-2
43019305750000	FEDERAL 25-3
43019305860000	FEDERAL 23-2
43019306250000	FEDERAL 22-1
43019306360000	FEDERAL 15-2
43019306370000	FEDERAL 15-3
43019307430000	FEDERAL 25-4
43019151070000	UNION GOVT II-1
43019305850000	FEDERAL 15-1
43019307430000	FEDERAL 25-4
43019307600000	FEDERAL 23-4
43019308780000	FEDERAL 14-4
43019308840000	FEDERAL 11-3
43019304360000	FEDERAL 14-1A
43019304880000	FEDERAL 14-3
43019305300000	FEDERAL 24-2
43019305860000	FEDERAL 23-2
43019307600000	FEDERAL 23-4
43019308960000	FEDERAL 19-1A
43019310100000	FEDERAL 24-1
43019314000000	FEDERAL 10-2A
43019307430000	FEDERAL 25-4
43019307600000	FEDERAL 23-4
43019308780000	FEDERAL 14-4
43019305860000	FEDERAL 23-2
43019314000000	FEDERAL 10-2A
43019314220000	FEDERAL 14-7
43019314440000	FEDERAL 25-5
43019314430000	FEDERAL 24-5
43019314440000	FEDERAL 25-5
43019314430000	FEDERAL 24-5
43019303590000	FEDERAL 25-1
43019314440000	FEDERAL 25-5
43019314440000	FEDERAL 25-5